      As filed with the Securities and Exchange Commission on May 9, 2000
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                   ----------

                                  VERSATA, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                     68-0255203
   (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                               2101 WEBSTER STREET
                            OAKLAND, CALIFORNIA 94612
               (Address of principal executive offices) (Zip Code)

                            2000 STOCK INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                               JOHN A. HEWITT, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  VERSATA, INC.
                               2101 WEBSTER STREET
                            OAKLAND, CALIFORNIA 94612
                     (Name and address of agent for service)
                                 (650) 980-2500
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                                        Proposed
                                                                       Proposed         Maximum
                                                                        Maximum        Aggregate
      Title of Securities to be                   Amount to be       Offering Price     Offering          Amount of
             Registered                           Registered(1)       per Share(2)       Price(2)     Registration Fee
-----------------------------------------------------------------------------------------------------------------------
2000 Stock Incentive Plan
Common Stock, $0.001 par value                  8,916,563 shares    $28.125            $250,778,334.30   $66,205.48

Employee Stock Purchase Plan
Common Stock, $0.001 par value                    400,000 shares    $28.125            $ 11,250,000.00   $ 2,970.00

International Employee Stock Purchase Plan
Common Stock, $0.001 par value                    100,000 shares    $28.125            $  2,812,500.00   $   742.50
                                                ________________
Aggregate Registration Fee                      9,416,563 shares             Aggregate Registration Fee  $ 69,917.98
==================================================================================================

  (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Employee Stock Purchase Plan, the International Employee Stock Purchase Plan or the 2000 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

  (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on May 4, 2000, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

               VERSATA, INC. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act") filed with the Commission on March 3, 2000, in connection with the Registrant's Registration Statement No. 333-92451 on Form S-1, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1999; and

        (b) The Registrant's Registration Statement No. 000-29757 on Form 8-A12G filed with the Commission on March 2, 2000, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

               Not Applicable.

Item 5. Interests of Named Experts and Counsel

               Not Applicable.

Item 6. Indemnification of Directors and Officers

               Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit the indemnification under some circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6 of the Registrant's bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's certificate of incorporation provides that, subject to Delaware law, its directors will not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to Versata, Inc. and its stockholders. This provision in the certificate of incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under

Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant expects to enter into indemnification agreements with its officers and directors. The indemnification agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant expects to obtain insurance covering directors and officers for claims they may otherwise be required to pay or for which the Registrant is required to indemnity them.

Item 7. Exemption from Registration Claimed

               Not Applicable.

Item 8. Exhibits


Exhibit Number     Exhibit
--------------     -------
       4           Instruments Defining the Rights of Stockholders. Reference is
                   made to Registrant's Registration Statement No. 000-29757 on
                   Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to
                   this Registration Statement.

       5           Opinion and consent of Brobeck, Phleger & Harrison LLP.

      23.1         Consent of PricewaterhouseCoopers LLP, Independent Public
                   Accountants.

      23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.

      24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

      99.1         2000 Stock Incentive Plan.

      99.2         Employee Stock Purchase Plan.

      99.3         International Employee Stock Purchase Plan.

Item 9. Undertakings

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan, the Employee Stock Purchase Plan and/or the International Employee Stock Purchase Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California on this 26th day of April, 2000.

                                       VERSATA, INC.


                                       By:  /s/ John A. Hewitt, Jr.
                                          --------------------------------------
                                          John A. Hewitt, Jr.
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of Versata, Inc., a Delaware corporation, do hereby constitute and appoint John A. Hewitt, Jr. and Kevin Ferrill and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                               TITLE                             DATE
-----------------------------       -----------------------------------         ----------------

/s/ John A. Hewitt, Jr.             President, Chief Executive Officer          April 26, 2000
------------------------------      and Director (Principal Executive
John A. Hewitt, Jr.                 Officer)


/s/ Kevin Farrell                   Chief Financial Officer and                 April 26, 2000
------------------------------      Secretary (Principal Financial and
Kevin Farrell                       Accounting Officer)


/s/ Gary Morgenthaler               Chairman of the Board                       April 26, 2000
------------------------------
Gary Morgenthaler

           SIGNATURE                               TITLE                             DATE
-----------------------------       -----------------------------------         ----------------

/s/ Naren Bakshi                                  Director                      April 26, 2000
------------------------------
Naren Bakshi


/s/ Robert Davoli                                 Director                      May 1, 2000
------------------------------
Robert Davoli


/s/ Donald W. Feddersen                           Director                      April 26, 2000
------------------------------
Donald W. Feddersen


/s/ John W. Larson                                Director                      April 26, 2000
------------------------------
John W. Larson


/s/ Kanwal Rekhi                                  Director                      April 26, 2000
------------------------------
Kanwal Rekhi


/s/ Eugene Wong                                   Director                      April 27, 2000
------------------------------
Eugene Wong

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                                  VERSATA, INC.

                                  EXHIBIT INDEX

Exhibit Number     Exhibit
--------------     -------
       4           Instruments Defining the Rights of Stockholders. Reference is
                   made to Registrant's Registration Statement No. 000-29757 on
                   Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to
                   this Registration Statement.

       5           Opinion and consent of Brobeck, Phleger & Harrison LLP.

      23.1         Consent of PricewaterhouseCoopers LLP, Independent Public
                   Accountants.

      23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.

      24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

      99.1         2000 Stock Incentive Plan.

      99.2         Employee Stock Purchase Plan.

      99.3         International Employee Stock Purchase Plan.